UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): September 22, 2006

FIRST INDIANA CORPORATION
(Exact name of registrant as specified in its charter)

INDIANA
(State of incorporation or organization)

0-14354
(Commission file number)

35-1692825
(I.R.S. Employer
Identification No.)

135 NORTH PENNSYLVANIA STREET
SUITE 2800
INDIANAPOLIS, INDIANA 46204
(Address of principal executive offices)

(317) 269-1200
(Registrant’s Telephone Number,
Including Area Code)

        Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_|	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_|	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_|	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_|	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On September 22, 2006, First Indiana Bank, N.A. (the “Bank”), a wholly-owned subsidiary of First Indiana Corporation (the “Corporation”) announced the retirement of David A. Lindsey, Executive Vice President, effective as of January 18, 2007. Mr. Lindsey has had oversight responsibilities for many areas of the Bank over his 23 year career at the Bank, and he is currently responsible for the Consumer Finance Division. Also, effective on September 22, 2006, the Bank and Mr. Lindsey entered into a Retirement Agreement (the “Retirement Agreement”). Pursuant to the Retirement Agreement, Mr. Lindsey shall receive $259,957 on July 19, 2007. All of his interests in all restricted stock, deferred shares and management incentive awards are forfeited, and Mr. Lindsey released and waived all rights and claims against the Bank arising out of his employment. A copy of the Retirement Agreement is attached as an exhibit to this Form 8-K.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits

Exhibit No.	Description

10.1	Retirement Agreement with David A. Lindsey.

Signatures.

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

FIRST INDIANA CORPORATION

Date: September 25, 2006	By:	/s/ William J. Brunner
William J. Brunner Chief Financial Officer